EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS THIRD QUARTER REVENUES UP 11% YEAR-OVER-YEAR

Full Service Model Helps Clients Remain Engaged Despite Market Volatility; Core Net New Assets Rise 21%

SAN FRANCISCO, October 17, 2011 – The Charles Schwab Corporation announced today that its net income was $220 million for the third quarter of 2011, up 77% from $124 million for the year-earlier period. The company’s third quarter 2010 net income was $218 million prior to the inclusion of certain charges relating to its money market mutual funds and affinity credit card program. Net income for the nine months ended September 30, 2011 was $701 million, up 109% year-over-year. Schwab’s year-to-date 2010 net income was $555 million prior to the inclusion of charges for the items noted above and the settlement of a civil class action lawsuit relating to the Schwab YieldPlus Fund®.

	Three Months Ended —September 30,—		% Change	Nine Months Ended —September 30,—		% Change
Financial Highlights	2011	2010		2011	2010
Net revenues (in millions)	$1,181	$1,063	11%	$3,578	$3,121	15%
Net income (in millions)	$220	$124	77%	$701	$335	109%
Diluted earnings per share	$.18	$.10	80%	$.57	$.28	104%
Pre-tax profit margin	30.5%	18.7%		31.9%	17.6%
Return on stockholders’ equity (annualized)	12%	8%		13%	8%

Third quarter 2011 results include non-recurring costs relating to the acquisition of optionsXpress Holdings, Inc. totaling $10 million after-tax.

President and CEO Walt Bettinger said, “Our unique combination of full-service, high-value brokerage continues to perform well and deliver growth despite a difficult economic environment. Although the environment weakened further during the third quarter, our clients stayed with their long-term investing plans. Their cash holdings at Schwab remained close to pre-crisis levels and they were consistently net purchasers of securities. Our full service capabilities were in demand during the recent quarter as enrollments in our advisory solutions continued at a strong pace. We ended September with a total of 2.4 million accounts at Schwab either enrolled in retail advisory offerings or under the guidance of an independent advisor, an increase of 153,000 over September 2010. During the quarter, we introduced new and enhanced features in our StreetSmart Edge® platform for our active trader clients, and executed a record 1,005,000 trades on a single day in August during the height of recent market volatility. We also handled a high volume of branch, phone and website interactions during the quarter. For example, our systems processed over 68 million log-ins to Schwab.com during the period, a 17% year-over-year increase, while retaining our #1 spot in the respected Keynote measurements for website speed. Net new assets totaled $86.0 billion for the third quarter – excluding the optionsXpress acquisition and major Clearing inflows, core net new assets totaled $17.6 billion, up 21% from last year. Clients opened 191,000 new brokerage accounts during the period, up 14%, and we ended the quarter with 8.5 million active brokerage accounts,

769,000 banking accounts, and 1.46 million retirement plan participants. Client assets totaled $1.58 trillion at month-end September, up 7%.”

“Given the weakened environment, we’ll respond appropriately on the expense side while remaining true to our long-term strategy,” Mr. Bettinger continued. “We recognize that effective expense discipline remains key to our ability to balance near-term profitability with investing in our clients to enhance their service experience and sustain our growth. Our ongoing willingness to make appropriate trade-off decisions helped us to deliver year-to-date revenue and operating income growth of 15% and 27%, respectively. At the same time, we are pushing forward with initiatives that will expand our non rate-sensitive revenues, such as our recent acquisitions of Windhaven and optionsXpress, as well as the development of an integrated technology platform for independent advisors and a new index-based 401(k) offering. Overall, we believe that disciplined, yet sustained, investment in our growing client base is the best path to absorb and offset the environmental pressure we face.”

CFO Joe Martinetto added, “We guard Schwab’s financial stability and flexibility by following our philosophy of near-term profitability / long-term value creation throughout market cycles. By applying the same rigor to managing credit and interest rate risk across all environments, we can keep the firm focused on serving our clients rather than getting pulled off course by financial dislocations. Our continued success with clients and our diversified revenue streams enabled us to keep revenues essentially flat sequentially – trading revenues rose by 21% over the second quarter, and our expanding client base limited the decline in net interest revenue to 2%. Asset management and administration fees declined by 7% sequentially due to lower equity markets and further deterioration in short-term rates, which pushed money market fund fee waivers up to $160 million from $128 million in the prior quarter. With our ongoing expense discipline helping us to achieve a 30.5% pre-tax profit margin in the third quarter, our financial performance remains where we’d expect it to be given the environment. We have a healthy balance sheet with a growing capital base, and we remain well positioned to continue delivering strong near-term profitability while investing for future growth, even if the current rate environment persists for an extended period.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•

Net new accounts for the quarter totaled approximately 18,000, up 64% year-over-year excluding internal transfers in 2010. Total accounts reached 5.7 million as of September 30, 2011, up 2% year-over-year.

•

Introduced new and enhanced features for StreetSmart Edge®, including tools that increase visibility into real-time market movements, to help identify trading opportunities and simplify the overall trading experience.

Institutional Services

Advisor Services

•

Launched “RIA Stands for You,” a multi-media campaign designed to define the independent registered investment advisor category. The campaign includes digital advertising and a consumer-facing website, as well as a new toolkit that helps advisors use the campaign as part of their own marketing efforts.

•

Launched a comprehensive set of resources for advisors considering full independence, including a white paper and webcast focusing on legal and regulatory considerations, and dedicated website content for advisors currently at independent broker-dealers.

•

Established a new business, Schwab Intelligent Technologies™, to work with best-in-class technology providers to create Schwab Intelligent Integration™ solutions for RIAs. Schwab Intelligent Technologies will deliver Schwab OpenView Gateway™, a flexible, open-architecture technology platform that enables data integration between Schwab systems and those of the participating technology providers used by advisors.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $59.0 billion, up 11% year-over-year.

•	Outstanding mortgage and home equity loans = $9.0 billion, up 17% year-over-year.

•	First mortgage originations during the quarter = $806 million.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.76%, 0.49% and 0.54%, respectively, at month-end September.

•	Achieved first place for our SER-based model portfolio in Barron’s latest stock selection competition (six- and 12-month categories).

•	Introduced the Schwab U.S. Aggregate Bond ETF™ (SCHZ), expanding the company’s existing proprietary offering to 14 equity and fixed income ETFs.

•	Schwab Bank High Yield Investor Checking® accounts = 584,000, with $10.2 billion in balances.

•	Client assets managed by Windhaven™ totaled $7.2 billion, up 9% from the second quarter of 2011.

•	Total assets under management in Schwab ETFs™ = $4.1 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.4 billion.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q3_2011_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to the company’s expansion of non rate-sensitive revenues, development and launch of new products, services and capabilities, growing capital base and financial performance. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ability to successfully integrate acquisitions and achieve the expected benefits; develop and launch new products, services and capabilities in a timely and successful manner; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; the impact of changes in market conditions on money market fund fee waivers, revenue, expenses and pre-tax margins; competitive pressures on rates and fees; the level of client assets, including cash balances; capital needs; level of expenses; adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; the adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-Q for the period ended June 30, 2011.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.5 million active brokerage accounts, 1.46 million corporate retirement plan participants, 769,000 banking accounts, and $1.58 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Revenues
Asset management and administration fees	$466	$468	$1,470	$1,325

Interest revenue	487	442	1,464	1,261
Interest expense	(44)	(55)	(134)	(151)

Net interest revenue	443	387	1,330	1,110

Trading revenue	248	182	694	624
Other	45	32	119	99
Provision for loan losses	(8)	(3)	(13)	(18)
Net impairment losses on securities (1)	(13)	(3)	(22)	(19)

Total net revenues	1,181	1,063	3,578	3,121

Expenses Excluding Interest
Compensation and benefits	423	381	1,290	1,176
Professional services	104	85	288	249
Occupancy and equipment	78	66	222	202
Advertising and market development	48	34	159	139
Communications	56	49	166	154
Depreciation and amortization	39	35	107	108
Class action litigation and regulatory reserve	—	—	7	196
Money market mutual fund charges	—	132	—	132
Other	73	82	199	215

Total expenses excluding interest	821	864	2,438	2,571

Income before taxes on income	360	199	1,140	550
Taxes on income	(140)	(75)	(439)	(215)

Net Income	$220	$124	$701	$335

Weighted-Average Common Shares Outstanding — Diluted	1,229	1,194	1,216	1,192

Earnings Per Share — Basic	$.18	$.10	$.58	$.28
Earnings Per Share — Diluted	$.18	$.10	$.57	$.28

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $2 million and $0 million, net of $(11) million and $(3) million recognized in other comprehensive income, for the three months ended September 30, 2011 and 2010, respectively, and total other-than-temporary impairment losses of $13 million and $41 million, net of $(9) million and $22 million recognized in other comprehensive income, for the nine months ended September 30, 2011 and 2010, respectively.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-11 % change		2011			2010
(In millions, except per share amounts and as noted)	vs. Q3-10	vs. Q2-11	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net Revenues
Asset management and administration fees	—	(7%)	$466	$502	$502	$497	$468
Net interest revenue	14%	(2%)	443	451	436	414	387
Trading revenue	36%	21%	248	205	241	206	182
Other	41%	29%	45	35	39	36	32
Provision for loan losses	167%	N/M	(8)	(1)	(4)	(9)	(3)
Net impairment losses on securities	N/M	N/M	(13)	(2)	(7)	(17)	(3)

Total net revenues	11%	(1%)	1,181	1,190	1,207	1,127	1,063

Expenses Excluding Interest
Compensation and benefits	11%	(2%)	423	430	437	397	381
Professional services	22%	13%	104	92	92	92	85
Occupancy and equipment	18%	7%	78	73	71	70	66
Advertising and market development	41%	(6%)	48	51	60	57	34
Communications	14%	4%	56	54	56	53	49
Depreciation and amortization	11%	18%	39	33	35	38	35
Class action litigation and regulatory reserve (1)	—	N/M	—	7	—	124	—
Money market mutual fund charges (2)	N/M	—	—	—	—	—	132
Other (3)	(11%)	14%	73	64	62	67	82

Total expenses excluding interest	(5%)	2%	821	804	813	898	864

Income before taxes on income	81%	(7%)	360	386	394	229	199
Taxes on income	87%	(5%)	(140)	(148)	(151)	(110)	(75)

Net Income	77%	(8%)	$220	$238	$243	$119	$124

Basic earnings per share	80%	(10%)	$.18	$.20	$.20	$.10	$.10
Diluted earnings per share	80%	(10%)	$.18	$.20	$.20	$.10	$.10
Dividends declared per common share			$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	3%	2%	1,229	1,210	1,207	1,200	1,194

Performance Measures
Pre-tax profit margin			30.5%	32.4%	32.6%	20.3%	18.7%
Return on stockholders’ equity (annualized)			12%	14%	15%	8%	8%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	34%	13%	$27.0	$23.8	$23.1	$22.7	$20.1
Receivables from brokerage clients	13%	(4%)	$11.1	$11.6	$11.3	$11.2	$9.8
Loans to banking clients	18%	2%	$9.7	$9.5	$9.1	$8.7	$8.2
Total assets (4)	18%	5%	$102.9	$97.6	$94.9	$92.6	$87.3
Deposits from banking clients	11%	3%	$54.1	$52.3	$51.3	$50.6	$48.8
Payables to brokerage clients	32%	8%	$36.6	$33.9	$32.1	$30.9	$27.7
Long-term debt	—	—	$2.0	$2.0	$2.0	$2.0	$2.0
Stockholders’ equity	28%	15%	$7.7	$6.7	$6.5	$6.2	$6.0

Other
Full-time equivalent employees (at quarter end, in thousands)	11%	5%	13.9	13.2	13.1	12.8	12.5
Annualized net revenues per average full-time equivalent employee (in thousands)	3%	(3%)	$350	$361	$371	$355	$340
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	100%	23%	$54	$44	$37	$51	$27

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	39%	22%	323.1	264.9	319.9	271.6	233.2
Asset-based trades (6)	38%	16%	50.6	43.6	48.8	39.3	36.8
Other trades (7)	23%	15%	101.7	88.6	103.8	84.6	82.6

Total	35%	20%	475.4	397.1	472.5	395.5	352.6

Average Revenue Per Revenue Trade (5)	(2%)	(2%)	$12.04	$12.23	$12.12	$12.07	$12.32

(1)	Includes a regulatory reserve relating to the Schwab YieldPlus Fund®.

(2)	Includes charges relating to losses recognized by Schwab money market mutual funds.

(3)	Includes charges of $21 million in the third quarter of 2010 relating to the termination of the Company’s Invest First® and WorldPoints(a) Visa(b) credit card program.

(4)

Total assets as of September 30, 2011, reflect preliminary purchase accounting for the assignment of fair values to optionsXpress Holdings, Inc.’s assets and liabilities acquired. Amounts are subject to refinement as information relative to the closing date fair values becomes available.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

(a)	WorldPoints is a registered trademark of FIA Card Services, N.A.; (b)Visa is a registered trademark of Visa International Service Association.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2011			2010			2011			2010
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$6,025	$3	0.20%	$8,265	$6	0.29%	$5,496	$9	0.22%	$7,848	$16	0.27%
Cash and investments segregated	26,597	7	0.10%	19,286	16	0.33%	25,120	30	0.16%	19,046	41	0.29%
Broker-related receivables (1)	300	—	0.03%	287	—	0.12%	346	—	0.05%	297	—	0.04%
Receivables from brokerage clients	10,749	117	4.32%	9,151	111	4.81%	10,784	356	4.41%	8,720	322	4.94%
Other securities owned (1)	—	—	—	—	—	—	—	—	—	98	—	0.45%
Securities available for sale (2)	27,947	116	1.65%	25,148	124	1.96%	26,373	332	1.68%	23,841	376	2.11%
Securities held to maturity	15,469	128	3.28%	10,776	95	3.50%	16,313	413	3.38%	8,799	240	3.65%
Loans to banking clients	9,646	79	3.25%	8,052	69	3.40%	9,343	231	3.31%	7,802	204	3.50%
Loans held for sale	49	1	4.27%	69	1	4.72%	63	2	4.11%	69	3	4.84%

Total interest-earning assets	96,782	451	1.85%	81,034	422	2.07%	93,838	1,373	1.96%	76,520	1,202	2.10%

Other interest revenue		36			20			91			59

Total interest-earning assets	$96,782	$487	2.00%	$81,034	$442	2.16%	$93,838	$1,464	2.08%	$76,520	$1,261	2.20%

Funding sources:
Deposits from banking clients	$53,247	$16	0.12%	$46,942	$29	0.25%	$51,649	$49	0.13%	$43,434	$85	0.26%
Payables to brokerage clients	30,962	1	0.01%	22,882	1	0.02%	29,288	2	0.01%	22,103	2	0.01%
Long-term debt	2,003	27	5.35%	1,827	25	5.43%	2,004	81	5.40%	1,527	64	5.60%

Total interest-bearing liabilities	86,212	44	0.20%	71,651	55	0.30%	82,941	132	0.21%	67,064	151	0.30%

Non-interest-bearing funding sources	10,570			9,383			10,897			9,456
Other interest expense		—			—			2			—

Total funding sources	$96,782	$44	0.18%	$81,034	$55	0.27%	$93,838	$134	0.19%	$76,520	$151	0.26%

Net interest revenue		$443	1.82%		$387	1.89%		$1,330	1.89%		$1,110	1.94%

(1)	Interest revenue was less than $500,000 in the period or periods presented.

(2)	Amounts have been calculated based on amortized cost.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2011 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2011			2010			2011			2010
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$154,459	$220	0.57%	$154,084	$214	0.55%	$152,171	$639	0.56%	$160,124	$653	0.55%
Fee waivers		(160)			(93)			(400)			(331)

Schwab money market funds	154,459	60	0.15%	154,084	121	0.31%	152,171	239	0.21%	160,124	322	0.27%
Equity and bond funds (1)	40,865	29	0.28%	34,302	29	0.34%	41,550	89	0.29%	34,483	84	0.33%
Mutual Fund OneSource ®	202,862	168	0.33%	188,123	150	0.32%	214,284	520	0.32%	184,245	443	0.32%

Total mutual funds (2)	$398,186	257	0.26%	$376,509	300	0.32%	$408,005	848	0.28%	$378,852	849	0.30%

Advice solutions (2, 3)	$108,699	129	0.47%	$94,937	99	0.41%	$110,254	392	0.48%	$96,648	265	0.37%
Other (4)		80			69			230			211

Total asset management and administration fees		$466			$468			$1,470			$1,325

(1)	Includes Schwab ETFs.

(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, and Windhaven. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)

Revenue includes temporary fee rebates of $10 million and $62 million in the third quarter and first nine months of 2010, respectively, relating to client assets that participated in advisory and managed account programs under a rebate program that ended in 2010.

(4)	Includes various asset based fees, such as trust fees, 401k record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Income Excluding Certain Charges to Reported Net Income

(In millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	% Change	2011	2010	% Change
Net Income Excluding Certain Charges	$220	$218	1%	$705	$555	27%
Class action litigation and regulatory reserve (1)	—	—	—	7	196	N/M
Money market mutual fund charges (2)	—	132	N/M	—	132	N/M
Other expense (3)	—	21	N/M	—	30	N/M

Total charges	—	153	N/M	7	358	N/M
Tax effect	—	(59)	N/M	(3)	(138)	N/M
Total charges, net of tax	—	94	N/M	4	220	N/M

Reported Net Income	$220	$124	77%	$701	$335	109%

(1)	Relates to the Schwab YieldPlus Fund®.

(2)	Relates to losses recognized by the Schwab money market mutual funds.

(3)

Includes charges of $21 million and $9 million in the third quarter and first quarter of 2010, respectively, relating to the termination of the Company’s Invest First® and WorldPoints Visa credit card program.

N/M Not meaningful.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-11 % Change		2011			2010
(In billions, at quarter end, except as noted)	vs. Q3-10	vs. Q2-11	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	17%	5%	$90.9	$86.5	$83.7	$81.1	$77.9
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	2%	2%	155.5	152.0	152.2	154.5	152.4
Equity and bond funds	(20%)	(31%)	34.3	49.6	48.9	46.0	42.7

Total proprietary funds	(3%)	(6%)	189.8	201.6	201.1	200.5	195.1

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	(3%)	(15%)	187.9	220.8	219.7	208.6	193.9
Mutual fund clearing services	163%	126%	98.6	43.7	42.8	42.1	37.5
Other third-party mutual funds	6%	(8%)	290.4	314.2	307.7	291.8	275.0

Total Mutual Fund Marketplace	14%	—	576.9	578.7	570.2	542.5	506.4

Total mutual fund assets	9%	(2%)	766.7	780.3	771.3	743.0	701.5

Equity and other securities (1)	5%	(11%)	552.9	624.5	631.0	589.4	526.4
Fixed income securities	1%	1%	176.4	175.1	171.5	171.3	174.7
Margin loans outstanding	14%	(4%)	(10.5)	(10.9)	(10.6)	(10.3)	(9.2)

Total client assets	7%	(5%)	$1,576.4	$1,655.5	$1,646.9	$1,574.5	$1,471.3

Client assets by business
Investor Services	2%	(8%)	$655.4	$711.6	$714.8	$686.5	$644.6
Advisor Services	5%	(8%)	640.1	697.8	688.6	654.9	609.9
Other Institutional Services	30%	14%	280.9	246.1	243.5	233.1	216.8

Total client assets by business	7%	(5%)	$1,576.4	$1,655.5	$1,646.9	$1,574.5	$1,471.3

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2)	N/M	N/M	$11.6	$2.0	$5.7	$5.0	$2.3
Advisor Services (2)	33%	—	10.6	10.6	14.2	16.4	8.0
Other Institutional Services (3)	N/M	N/M	63.8	2.8	3.1	4.8	4.3

Total net new assets	N/M	N/M	86.0	15.4	23.0	26.2	14.6

Net market (losses) gains	N/M	N/M	(165.1)	(6.8)	49.4	77.0	95.2

Net (decline) growth	N/M	N/M	$(79.1)	$8.6	$72.4	$103.2	$109.8

New brokerage accounts (in thousands, for the quarter ended) (4)	N/M	N/M	506	205	224	225	168
Clients (in thousands)
Active Brokerage Accounts	7%	5%	8,510	8,140	8,072	7,998	7,919
Banking Accounts	16%	3%	769	745	719	690	665
Corporate Retirement Plan Participants	(1%)	2%	1,462	1,439	1,444	1,477	1,473

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)

Includes inflows of $7.5 billion in Investor Services from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011. Includes inflows of $520 million in Investor Services and $1.5 billion in Advisor Services from the acquisition of Windhaven in the fourth quarter of 2010.

(3)

Includes inflows of $60.9 billion from mutual fund clearing services clients in the third quarter of 2011. Includes outflows of $2.1 billion from a mutual fund clearing services client in the first quarter of 2011. Includes inflows of $1.2 billion from a mutual fund clearing services client in the fourth quarter of 2010.

(4)	Includes 315,000 new brokerage accounts from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For September 2011

	2010 Sep	Oct	Nov	Dec	2011 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug		% change
													Sep	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	4.2	6.8	8.0	11.4	6.4	7.8	8.8	(0.5)	9.4	6.5	9.9	62.4	13.7	(78%)	N/M
Net Market Gains (Losses)	73.0	32.3	(5.5)	50.2	13.5	33.2	2.7	35.0	(18.1)	(23.7)	(15.9)	(58.0)	(91.2)

Total Client Assets (at month end, in billions of dollars)	1,471.3	1,510.4	1,512.9	1,574.5	1,594.4	1,635.4	1,646.9	1,681.4	1,672.7	1,655.5	1,649.5	1,653.9	1,576.4	(5%)	7%

New Brokerage Accounts (2) (in thousands)	56	60	66	99	74	68	82	83	61	61	56	71	379	N/M	N/M

Clients (at month end, in thousands)
Active Brokerage Accounts	7,919	7,932	7,951	7,998	8,022	8,044	8,072	8,112	8,127	8,140	8,152	8,181	8,510	4%	7%
Banking Accounts	665	673	681	690	701	710	719	728	736	745	754	765	769	1%	16%
Corporate Retirement Plan Participants	1,473	1,468	1,463	1,477	1,455	1,438	1,444	1,436	1,436	1,439	1,443	1,452	1,462	1%	(1%)

Clients’ Daily Average Trades (3) (in thousands)	346.0	371.7	413.9	401.1	511.8	478.0	433.7	435.0	395.9	363.8	404.1	545.3	466.8	(14%)	35%

Market Indices (at month end)
Dow Jones Industrial Average	10,788	11,119	11,006	11,578	11,892	12,226	12,320	12,811	12,570	12,414	12,143	11,614	10,913	(6%)	1%
Nasdaq Composite	2,369	2,507	2,498	2,653	2,700	2,782	2,781	2,874	2,835	2,774	2,756	2,579	2,415	(6%)	2%
Standard & Poor’s 500	1,141	1,183	1,181	1,258	1,286	1,327	1,326	1,364	1,345	1,321	1,292	1,219	1,131	(7%)	(1%)

Daily Average Market Share Volume (in millions)
NYSE	4,201	4,795	4,604	4,049	4,796	4,421	4,354	3,957	3,813	3,890	3,798	5,781	4,584	(21%)	9%
Nasdaq	2,033	2,035	2,004	1,686	2,035	2,085	2,007	1,907	2,022	2,001	1,890	2,514	2,084	(17%)	3%
Total US Exchanges	7,353	7,922	7,759	6,708	8,114	7,769	7,826	7,015	7,183	7,226	6,955	10,526	8,455	(20%)	15%

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(467.6)	(166.9)	(244.7)	81.8	538.4	279.9	(98.7)	(521.7)	(652.9)	(656.5)	(1,345.0)	(431.2)	(226.7)
Small / Mid Capitalization Stock	(239.5)	(92.4)	63.4	388.6	522.9	317.0	(65.1)	56.8	(303.3)	(787.5)	(611.7)	(965.8)	(301.8)
International	423.0	577.6	507.0	379.6	592.1	39.3	380.4	192.6	107.1	(179.8)	(494.4)	(479.4)	(378.1)
Specialized	115.8	33.7	95.9	61.4	274.5	365.9	148.1	127.5	536.7	271.5	63.1	(52.5)	136.2
Hybrid	405.1	662.3	754.8	652.4	953.7	1,040.0	1,188.4	807.0	478.7	263.8	(16.6)	170.7	(31.5)
Taxable Bond	1,730.6	1,201.5	(112.4)	(1,331.7)	1,360.8	1,029.9	1,290.1	1,661.4	1,932.1	1,315.2	762.3	(669.0)	980.1
Tax-Free Bond	(39.8)	87.2	(573.0)	(925.4)	(551.8)	(272.8)	(167.9)	(195.4)	(16.5)	62.3	85.1	(317.9)	90.5
Money Market Funds	(1,889.2)	(206.8)	(302.3)	2,852.5	(666.7)	(359.6)	(1,292.1)	(3,285.7)	1,455.8	1,605.5	228.3	5,882.3	(1,263.4)

(1)

September 2011 includes inflows of $7.5 billion related to the acquisition of optionsXpress Holdings, Inc. August 2011 includes inflows of $56.1 billion from a mutual fund clearing services client. July 2011 includes inflows of $4.8 billion from a mutual fund clearing services client. January 2011 includes outflows of $2.1 billion from a mutual fund clearing services client. November 2010 includes inflows of $2.0 billion from the acquisition of Windhaven. October 2010 includes inflows of $1.2 billion from a mutual fund clearing services client.

(2)	September 2011 includes 315,000 new brokerage accounts related to the acquisition of optionsXpress Holdings, Inc.

(3)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.

N/M Not meaningful.